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                                                                     EXHIBIT 4.4

                             CERTIFICATE OF TRUST

                                      OF

                               MELLON CAPITAL I

        THIS Certificate of Trust of Mellon Capital I (the "Trust"), dated November __ 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
                                                                            ----
C. Section 3801, et. seq.).
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        1.      Name.  The name of the business trust being formed hereby is
                ----
Mellon Capital I.

        2.      Delaware Trustee.  The name and business address of the trustee
                ----------------
of the Trust with a principal place of business in the State of Delaware are Chase manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                CHASE MANHATTAN BANK DELAWARE,
                                  as Trustee



                                By:________________________________________
                                Name:   John J. Cashin
                                Title:  Senior Trust Officer